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                                                                 Exhibit 23.1


                       INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cambridge Biotech Corporation:


We consent to inclusion of our report dated February 19, 1999, with respect to the balance sheet of Cambridge Biotech Western Blot as of December 31, 1997 and the related statements of operations, division capital, and cash flows for the year ended December 31, 1997, which report appears in the Form 8-K/A of Calypte Biomedical Corporation dated March 5, 1999.


/s/ KPMG LLP

St. Louis, Missouri
March 5, 1999